UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 3, 2010 (September 1, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the equity investment made by Tiptree Financial Partners, L.P., a Delaware limited partnership, in newly issued common stock, par value $0.001, of Care Investment Trust Inc. (the “Company”) at $9.00 per share and a cash tender offer by the Company for up to 100% of the Company’s issued and outstanding shares of common stock also for $9.00 per share (the “Tiptree Transaction”), at the meeting on August 13, 2010, stockholders approved an amendment to the Company’s amended and restated articles of incorporation (the “charter”) to reinstate section 7.2.1(a)(iii) effective 20 days after the consummation of the Tiptree Transaction, September 2, 2010. The amendment provides that: “Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.” The amended articles are filed with this Report as Exhibit 3.1.

Item 8.01.	Other Events.
     On September 1, 2010, Care Investment Trust Inc. announced that its Board of Directors approved a stock split in the ratio of three-for-two to be effected in the form of a common stock dividend. Each shareholder of record as of the close of business on September 13, 2010 will receive a dividend equal to one-half of one share of the Company’s common stock for each outstanding share held on the record date. The dividend will be distributed to shareholders on September 20, 2010.
     The Company issued a press release to announce the stock split. A copy of the press release is attached hereto as Exhibit 99.1.
     As previously announced on August 31, 2010, the Company received a letter dated August 27, 2010, from the New York Stock Exchange (“NYSE”) stating that trading in the Company’s common stock would be suspended effective as of the close of trading on August 26, 2010 and that an application by the NYSE to the Securities and Exchange Commission (“SEC”) to delist the issue is pending completion of applicable NYSE procedures. The Company intends to appeal the NYSE staff’s decision.
     The Company’s shares are eligible for trading under the ticker “CVTR.” In order to facilitate trading in its stock during the pendency of the NYSE appeal process, the Company has applied for listing on the OTCQX listing platform. There can be no assurance that such application will be granted by the OTCQX. The Company will update stockholders of the outcome of the OTCQX application through the issuance of a future press release.
Item 9.01 Exhibits
     (d) Exhibits
     The following exhibits are filed as part of this Report to the extent described in Items 5.03 and 8.01.

Exhibit No.	Description of Document
3.1	Amended and Restated Articles

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 3, 2010

CARE INVESTMENT TRUST INC.
By:	/s/Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary